EXHIBIT 10.1


                  THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 28, 2002, is between SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation (the "COMPANY") and Constellation Venture Capital II, L.P., a Delaware limited partnership, Constellation Venture Capital Offshore II, L.P., a Cayman Islands limited partnership, The BSC Employee Fund IV, L.P., a Delaware limited partnership, and CVC II Partners, L.L.C., a Delaware limited liability company (the "PURCHASERS").

                  WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK") on the terms and subject to the conditions set forth herein;

                  WHEREAS, on March 18, 2002, the Company filed a certificate of designation of the powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof relating to the Series A Preferred Stock (the "CERTIFICATE OF DESIGNATION");

                  WHEREAS, the Series A Preferred Stock is convertible into shares (the "CONVERSION SHARES") of the Company's Common Stock, $.01 par value ("COMMON STOCK"); and

                  WHEREAS, as a further inducement to the Purchasers' purchase of shares of Series A Preferred Stock, the Company will issue to the Purchasers warrants to purchase 10,000,000 shares of Common Stock (the "WARRANT SHARES"), in the form attached hereto as Exhibit A (collectively, the "WARRANTS");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                       I. PURCHASE AND SALE OF SECURITIES

                  SECTION 1.01 Authorization; Agreements to Sell and to Purchase. (a) On the Closing Date (as defined in Section 1.02) and on the terms and subject to the satisfaction of the applicable conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, that number of shares of Series A Preferred Stock set forth opposite the name of each such Purchaser in Annex I (the "PREFERRED SHARES") and a Warrant for a purchase price per share equal to $1,000 (the "PURCHASE PRICE") payable as provided in
Section 1.01(b).

                  (b) Payment. On the Closing Date and on the terms and subject to the satisfaction of the applicable conditions set forth in this Agreement, as payment in full for the Preferred Shares being purchased by each Purchaser on such date and against delivery by the Company of the certificate or certificates representing such Purchaser's Preferred Shares and Warrants being purchased on such date, each of the Purchasers set forth in Annex I shall pay the amount set forth opposite the name of such Purchaser in Annex I by wire transfer of immediately available funds to an account designated by the Company on the day immediately prior to the Closing Date.
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                  (c)  Provisions of General Application. At the Closing
(as defined in Section 1.02), (i) the Company shall issue and deliver to each Purchaser, against payment of the Purchase Price therefore, certificates evidencing the Preferred Shares being purchased by such Purchaser, registered in the name of such Purchaser, free and clear of all liens, charges or other encumbrances of any kind, and (ii) the Company shall issue and deliver to the Purchasers the Warrants registered in the name of the Purchasers, free and clear of all liens, charges or encumbrances of any kind.

                  SECTION 1.02 Closing. The issuance and purchase contemplated by Section 1.01 (the "CLOSING") shall take place on a date (the "CLOSING DATE") to be specified by the Company and the Purchasers, which date shall be no later than the second business day after the date as of which all the conditions set forth in Sections 6.01 and 6.02 have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefit thereof). The Closing shall take place at the offices of Hogan & Hartson L.L.P., 885 Third Avenue, New York, New York 10022, or at such other place as may be mutually agreed upon by the Purchasers and the Company.

                II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchasers on the date hereof and on the Closing Date as follows:

                  SECTION 2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the properties, assets, financial condition, operating results, business or prospects of the Company and its Subsidiaries (as defined in Section 2.02), taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  SECTION 2.02 Subsidiaries. Except for the Subsidiaries disclosed in the Company SEC Filings (as defined in Section 2.08), the Company does not own, beneficially or of record, any capital stock or other ownership interest in any other Person. SAVVIS Communications Corporation, a Missouri corporation ("SAVVIS MISSOURI") is a corporation duly organized, validly existing and in good standing under the laws of Missouri. Global Network Assets, LLC, a Delaware limited liability company ("GLOBAL LLC"), is a limited liability company, duly formed, validly existing and in good standing under the laws of Delaware. Savvis Procurement Corporation, a Delaware corporation ("SAVVIS PROCUREMENT"), is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of SAVVIS Missouri, Global LLC and Savvis Procurement has all requisite power and authority to own or lease and operate its properties and assets and to carry out its business as it is now being conducted. Each of SAVVIS Missouri, Global LLC and Savvis Procurement is


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duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. As used in this Agreement, (i) "PERSON" means any corporation, partnership, limited liability company, trust, joint venture or other entity and (ii) "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. SAVVIS Missouri, Global LLC and Savvis Procurement are the Company's only Significant
Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X).

                  SECTION 2.03 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, $.01 par value ("PREFERRED STOCK"), of which 210,000 have been designated Series A Preferred Stock. As of the date hereof, prior to the issuance of the Preferred Shares, 94,026,666 shares of Common Stock and 158,070 shares of Preferred Stock are issued and outstanding. All outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws.

                  (b) As of the date hereof, except for options granted pursuant to the Company's stock option plan (the "STOCK OPTION PLAN") to purchase an aggregate 34,426,563 shares of Common Stock, and except as set forth on Schedule 2.03(b) of the Disclosure Letter of the Company, dated the date hereof (the "DISCLOSURE LETTER"), no subscription, warrant, option, convertible or exchangeable instrument, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock or other equity interest of the Company or any of its Subsidiaries is authorized or outstanding, and (except as otherwise expressly contemplated by this Agreement) there is not any agreement, arrangement, understanding or commitment of the Company or any of its Subsidiaries to issue any subscription, warrant, option, convertible or exchangeable instrument, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock or other equity interest of the Company or any of its Subsidiaries or any security of any kind convertible into or exercisable or exchangeable for any shares of capital stock or other equity interest of the Company or any Subsidiary or to distribute to holders of any class of its capital stock, any evidences of indebtedness or assets. Except as set forth on Schedule 2.03, there are no preemptive rights, rights of first refusal or other agreements, arrangements, understandings or rights with respect to the issue or sale of the Company's or any Subsidiary's capital stock or securities convertible into, exercisable or exchangeable for capital stock of the Company or any Subsidiary. Except as set forth on Schedule
2.03 and except for the side letter between the Company, certain WCAS Investors (as defined therein) and the Purchasers, dated the date hereof (the "SIDE LETTER") and the Investor Rights Agreement dated as of March 6, 2002 as amended by Amendment No. 1 dated as of June 28, 2002 (as so amended and together with the Side Letter, the "INVESTOR RIGHTS AGREEMENT"), the Company is not a party to or subject to any agreement or understanding, and, to the best knowledge of the Company, there is no agreement or understanding between or among any Persons that affects or relates to the voting, or giving of written consents or nominating directors, with respect to the Company, SAVVIS Missouri, Global LLC or Savvis Procurement.


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                  (c) Upon the Closing, the authorized, issued and outstanding capital stock of the Company will be as set forth on Schedule 2.03(c) to the Disclosure Letter.

                  SECTION 2.04 Authorization of Agreements, etc. (a) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Investor Rights Agreement, to consummate the transactions contemplated hereby and thereby, and to conduct its business as now conducted and as proposed to be conducted. Except as set forth on Schedule 2.04(a) of the Disclosure Letter, each of (i) the execution and delivery by the Company of this Agreement, the Warrants and the Investor Rights Agreement and the performance by the Company of its obligations hereunder and thereunder, (ii) the issuance, sale and delivery by the Company of all of the Preferred Shares to be issued and sold to the Purchasers hereunder and (iii) the issuance and delivery by the Company of the Warrants to the Purchasers will be duly and validly authorized prior to the Closing by all requisite corporate and stockholder action and will not violate any provision of applicable law, any order of any Governmental Authority (as defined in Section 2.06), the Certificate of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries or their properties or assets is bound, or conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default, or result in the vesting, acceleration or material modification of any benefits under any such indenture, agreement or other instrument or any compensation agreement or benefit plan, or result in the creation or imposition of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances in favor of any third Person upon any of the assets of the Company or any of its Subsidiaries. None of the Company, SAVVIS Missouri, Global LLC nor Savvis Procurement is in violation of or default of any provision of its articles or certificate of incorporation or by-laws (or other comparable charter documents).

                  (b) Except as set forth on Schedule 2.04(b) of the Disclosure Letter, the issuance, sale and delivery of the Preferred Shares and the Conversion Shares to the Purchasers and the issuance and delivery of the Warrants and the Warrant Shares to the Purchasers are not and will not be subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any Person.

                  (c) The Preferred Shares, when issued in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and securities laws and will have the powers, preferences, rights and qualifications set forth in the Certificate of Designation. On the Consent Effectiveness Date (as defined in Section 2.17 below), (i) each of the Conversion Shares into which the Preferred Shares are convertible in accordance with the Certificate of Designation shall have been duly authorized by the Company and duly reserved in contemplation of the conversion of such Preferred Shares and, when issued in accordance with the provisions of the Certificate of Designation, will be validly issued, fully paid and nonassessable shares of capital stock of the Company, issued in compliance with all applicable federal and securities laws and (ii) each Warrant Share into which the Warrants are exercisable shall have


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


been duly authorized by the Company and duly reserved in contemplation of the exercise of such Warrants and, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable shares of capital stock of the Company, issued in compliance with all applicable federal and securities laws.

                  SECTION 2.05 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Warrants, when duly executed and delivered by the Company in accordance with this Agreement, will constitute legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms. The Investor Rights Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 2.06 Governmental Approvals; Consents. Subject to the accuracy of the representations and warranties of the Purchasers set forth in
Article III and except for (i) the effectiveness of the Written Consent of Stockholders, dated March 6, 2002, and the Written Consent of Stockholders, dated March 18, 2002 (the "WRITTEN CONSENT"), referred to in the Information Statement filed by the Company with the SEC on June 18, 2002 (the "INFORMATION STATEMENT"), (ii) the application for listing the Warrant Shares on the Nasdaq Stock Market, and (iii) the filing with the Secretary of State of Delaware of the amendment to the Company's certificate of incorporation to increase the authorized shares of Common Stock to 900,000,000; no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency, court, instrumentality or securities exchange (each, a "GOVERNMENTAL AUTHORITY") or any other third person or entity is or will be necessary for the valid execution, delivery and performance of this Agreement, the Warrants or the Investor Rights Agreement or the issuance and delivery of the shares of Preferred Shares, the Conversion Shares or the Warrant Shares.

                  SECTION 2.07 Financial Statements. (a) The Company has furnished to the Purchasers the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2002 (the "MARCH BALANCE SHEET") and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended. All such financial statements (including but not limited to any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied and consistent with prior periods, except for normal year-end adjustments and the absence of footnotes. All such financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of March 31, 2002, and such statements of operations, stockholders' equity and cash flows fairly present in all material respects the consolidated results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the three months ended March 31, 2002.

                  (b) Except as and to the extent (i) reflected on the March Balance Sheet, (ii) incurred since March 31, 2002 in the ordinary course of business consistent with past practice, (iii) set forth on Schedule 2.07(b) of the Disclosure Letter, or (iv) as disclosed in the Company SEC Filings, neither the Company nor any of its Subsidiaries has any material debts, liabilities or obligations of any kind or nature, whether known or unknown, secured or


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


unsecured, absolute, accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with GAAP.

                  (c) Except as disclosed in the Company SEC Filings, since March 31, 2002, neither the Company nor any of its Subsidiaries has suffered any Material Adverse Effect.

                  SECTION 2.08 SEC Filings. The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since the completion of the Company's initial public offering on February 18, 2000, and the Company has made available to the Purchasers, as filed with the SEC, complete and accurate copies of (i) the Annual Report of the Company on Form 10-K for the years ended December 31, 1999, 2000 and 2001, and (ii) all other reports, statements and registration statements (including but not limited to Current Reports on Form 8-K and Quarterly Reports on Form 10-Q) filed by the Company with the SEC since December 31, 2000, in each case including but not limited to all amendments and supplements (collectively, the "COMPANY SEC FILINGS"). The Company SEC Filings
(i) were prepared in compliance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 2.09 Absence of Certain Changes or Events. Except as set forth in the Company SEC Filings, and except as otherwise expressly contemplated by this Agreement, since March 31, 2002, neither the Company nor any of its Subsidiaries has (a) issued any stock, bonds or other corporate securities, (b) borrowed or refinanced any indebtedness for borrowed money, (c) discharged or satisfied any material claim or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the March Balance Sheet and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice,
(d) in the case of the Company only, declared or made any payment or distribution to stockholders, or purchased or redeemed any shares of its capital stock or other securities, (e) sold, exchanged or otherwise disposed of any material assets except in the ordinary course of business, (f) waived any valuable right or a material debt owed to it, (g) suffered any damage, destruction or loss, whether or not covered by insurance, which has materially and adversely affected its business, (h) made any material change or material amendment to a Material Agreement (as defined in Section 2.12), (i) suffered any Material Adverse Effect or (j) except in connection with this Agreement and the transactions contemplated hereby, entered into any agreement, letter of intent or similar undertaking to take any of the actions listed in clauses (a) through
(i) above.

                  SECTION 2.10 Actions Pending. Except as disclosed in the Company SEC Filings or as set forth on Schedule 2.10 of the Disclosure Letter, there is no action, suit, arbitration, investigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or to which the Company's or any of its Subsidiaries' property is subject, before any court or by or before any governmental body or arbitration board or tribunal, which the Company would be required to disclose pursuant to Item 1 of Part II of Form 10-Q if such Form 10-Q were required to be filed on and as of the date hereof. For the purposes of this Agreement, the term "best knowledge of the Company" shall mean the actual knowledge, upon reasonable inquiry, of the executive officers of the Company.

                  SECTION 2.11 Compliance with Law; Permits. Neither the Company nor any of its Subsidiaries is in default under or in violation of, in any respect, any order or decree of any court, Governmental Authority, arbitrator or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which the Company or any of such Subsidiaries or any of their respective properties or assets is subject, except where such default would not have a Material Adverse Effect. The Company possesses all permits, authorizations, approvals, registrations, variances and licenses ("PERMITS") necessary for the Company or its Subsidiaries to own, use and maintain their properties and assets or required for the conduct of its business in substantially the same manner as it is currently conducted, except where the failure to possess any such Permit would not have a Material Adverse Effect. Except to the extent the failure of any of the following to be correct would not have a Material Adverse Effect, each Permit is in full force and effect, and no proceeding is pending or, to the best knowledge of the Company, threatened to modify, suspend, revoke or otherwise limit any Permit, and no administrative or governmental actions have been taken or, to the best knowledge of the Company, threatened in connection with the expiration or renewal of any Permit.

                  SECTION 2.12 Contracts. Except as disclosed in the Company SEC Filings or as set forth on Schedule 2.12.A of the Disclosure Letter, there are no contracts or agreements that are material to the conduct of the Company's business or to the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that the Company would be required to disclose pursuant to paragraph 10 of Item 601 of Regulation S-K if a Form 10-Q were required to be filed on and as of the date hereof. Except as set forth in the SEC Filings or on Schedule 2.12.B of the Disclosure Letter, each of the agreements (collectively, the "MATERIAL AGREEMENTS") disclosed as an exhibit in the Company SEC Filings in response to paragraph 10 of Item 601 of Regulation S-K under which there are continuing rights or obligations is a valid and enforceable obligation of the Company and, to the best knowledge of the Company, of the other parties thereto, except where the failure to be valid or enforceable would not have a Material Adverse Effect and provided that no representation is made as to the enforceability of such agreements to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally or by general equitable principles. Except as set forth on Schedule 2.12.B of the Disclosure Letter, to the best knowledge of the Company, the Company has not been notified in writing of any claim that any Material Agreement is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event that with notice or lapse of time or both would constitute such a default, except any such failure to be valid or enforceable and any such defaults that, in the aggregate, would not have a Material Adverse Effect. The Company is not a party to any contract or agreement that would result in an obligation of the Company to make any payments under such agreement or contract solely as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated


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hereby or thereby (including, but not limited to, the issuance or delivery of the Warrants and the issuance, sale and delivery of the Preferred Shares, the Conversion Shares or the Warrant Shares). The Company has heretofore made available true and correct copies of the Material Agreements to the Purchasers.

                  SECTION 2.13 Insurance. The Company maintains insurance with respect to its businesses, properties, officers, directors and employees customary with industry practices. The Company has heretofore made available for inspection by the Purchasers true and complete copies of all such insurance policies. Such policies are, and will be, on the Closing Date, in full force and effect and are, and will be upon the Closing, free from any right of termination or limitation (other than for non-payment) on the part of the insurance carriers. None of the Company or any of its Subsidiaries has received any notice of cancellation or termination in respect of any such policy or is in default thereunder.

                  SECTION 2.14 Offering of the Preferred Shares. Assuming the accuracy of the representations and warranties of the Purchasers set forth in
Article III hereof and the accuracy of the representations and warranties of the purchasers under the Securities Purchase Agreement with the Company dated as of March 6, 2002, neither the Company nor any Person acting on the Company's behalf has taken or will take any action (including but not limited to, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Preferred Shares or the Warrants under the Securities Act or the rules and regulations of the SEC thereunder) which would require the offering, issuance or sale of the Preferred Shares or the Warrants to the Purchasers (but not including the resale thereof) pursuant to this Agreement to be registered under the Securities Act.

                  SECTION 2.15 Related-Party Transactions. Except (i) as set forth in the Company SEC Filings or as set forth on Schedule 2.15 of the Disclosure Letter, or (ii) as contemplated hereby, there are no existing material arrangements or proposed material transactions between the Company and any Person or entity that the Company would be required to disclose pursuant to
Item 404 of Regulation S-K of the SEC if a proxy statement of the Company were required to be filed on or as of the date hereof, other than arrangements or transactions between the Company and any of the Purchasers.

                  SECTION 2.16 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with the Purchasers, without the intervention of any other Person on behalf of the Company in such manner as to give rise to any valid claim by any other Person against the Company for a finder's fee, brokerage commission or similar payment.

                  SECTION 2.17 Consent Effectiveness Date. The Written Consent will become effective on July 12, 2002 (the "CONSENT EFFECTIVENESS DATE"), all as described in the Information Statement, without changes or modifications thereto.

                  SECTION 2.18 Registration Rights. Except as set forth in the Investor Rights Agreement, the Company has not granted or agreed to grant any Person any registration rights (including piggyback registration rights) to have any of the presently outstanding securities of the Company or any of its securities that may subsequently be issued registered with the United States Securities and Exchange Commission.


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                  SECTION 2.19 Disclosure. Neither the representations and
warranties contained in this Agreement, nor any other documents or certificates made or delivered in connection herewith, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

              III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  Each Purchaser, severally and not jointly, represents and warrants to the Company on the date hereof and on the Closing Date, as follows:

                  SECTION 3.01 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate, limited liability or limited partnership power and authority to operate its properties and assets and to carry on its business as it is now being conducted.

                  SECTION 3.02 Authorization. The execution, delivery and performance by such Purchaser of this Agreement, and the purchase and receipt by such Purchaser of the Preferred Shares being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser and will not violate any provision of applicable law, any order of any court or other agency of government, the charter or other governing documents of such Purchaser.

                  SECTION 3.03 Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws relating to or affecting creditors' rights generally and general equitable principles.

                  SECTION 3.04 Investment Representations. (a) Such Purchaser is acquiring the Preferred Shares and the Warrant for its own account, for investment, and not with a view toward the resale or distribution thereof.

                  (b) Such Purchaser understands that it must bear the economic risk of such Purchaser's investment for an indefinite period of time, because the Preferred Shares and, when issued upon conversion of Preferred Shares, the Conversion Shares, and the Warrant and, when issued upon exercise of the Warrant, the Warrant Shares, are not registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.

                  (c) Such Purchaser has the ability to bear the economic risks of such investment in the Preferred Shares and the Warrant being purchased hereunder for an indefinite period of time. Such Purchaser further acknowledges that it has received copies of the Company SEC Filings and has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Preferred Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.


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


                  (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Preferred Shares and the Warrants. Such Purchaser further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to its purchase of the Preferred Shares and acquisition of the Warrant, and that any such Purchaser that is a limited partnership has not been formed solely for the purpose of purchasing the Preferred Shares or the Warrant.

                  SECTION 3.05 Governmental Approvals; Consents. No registration or filing with, or consent or approval of, or other action by, any Governmental Authority is or will be necessary by the Purchaser for the valid execution, delivery and performance of this Agreement.

                          IV. COVENANTS OF THE COMPANY

                  SECTION 4.01 Access to Information. From the date hereof until the Closing Date, the Company will (a) furnish to the Purchasers and their authorized representatives such financial and operating data and other information relating to the Company and its Subsidiaries as such Persons may reasonably request and (b) instruct its counsel, independent accountants and financial advisors to cooperate with the Purchasers and their authorized representatives in their investigation of the Company. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

                  SECTION 4.02 Compliance with Conditions; Commercially Reasonable Efforts. The Company shall use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable laws to consummate and make effective in the most expeditious manner practicable the issuance, sale and delivery of the Preferred Shares to the Purchasers in accordance with the terms of this Agreement.

                  SECTION 4.03 Consents and Approvals. The Company (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities, and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; and
(b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with the issuance, sale and delivery of the Preferred Shares to the Purchasers (which assistance and cooperation shall include timely furnishing to the Purchasers all information concerning the Company and its Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  SECTION 4.04 Reservation of Shares. From and after the Consent Effectiveness Date referred to in Section 2.17 and so long as any of the Preferred Shares or the Warrants are outstanding, the Company shall keep reserved for issuance a sufficient number of shares of Common Stock to satisfy its conversion obligations under the Certificate of Designation and its exercise obligations under the Warrants. The Company shall cause to be filed, within 15 days of the Consent Effectiveness Date, an amendment to its certificate of incorporation increasing the authorized number of shares of Common Stock to 900,000,000.

                  SECTION 4.05 Listing of Shares. The Company shall cause the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares to be issued upon exercise of the Warrants to be listed or otherwise eligible for trading on the NASDAQ Small Cap Market System or such other exchange or market at which the Common Stock is traded at the time of conversion or exercise.

                  SECTION 4.06 Financial Statements and Reports. So long as the Company is no longer subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and the Purchasers hold in the aggregate Conversion Shares or Preferred Shares (or any securities into which such shares have been converted into or exchanged for in a recapitalization or otherwise) or convertible into Conversion Shares equal to at least 25% of the number of Conversion Shares the Preferred Shares are convertible into on the Closing Date, the Company shall comply with the provisions of Section 4.06(a) and (e) and shall provide copies of the statements referred to in Sections 4.06(b), (c) and
(d) to each Purchaser:

                  (a) Books and Records. The Company shall at all times maintain correct and complete books and records in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP to the extent applicable and set aside on its books all such proper accruals and reserves as shall be required under GAAP. The Company shall retain an accounting firm of nationally recognized standing for the purpose of auditing its financial statements and reports for each fiscal year.

                  (b) Monthly Statements. As soon as available, and in any event within ten (10) days after the end of each month, copies of the balance sheets of the Company as of the end of such month, and related statements of income and cash flows of the Company for such month, in each case setting forth in comparative form the figures for the corresponding month of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of the Company, as being true and correct in all material respects and, except for the lack of notes, as having been prepared in accordance with GAAP, subject to year-end audit adjustments.

                  (c) Quarterly Statements. As soon as available, and in any event within forty-five (45) days after the end of each respective quarterly fiscal period (except the last) of each fiscal year of the Company, copies of the balance sheets of the Company as of the end of such quarterly fiscal period, and the related statements of income and cash flows of the Company for such quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of the Company, as being true and correct in all material respects and, except for the lack of notes, as having been prepared in accordance with GAAP, subject to year-end audit adjustments.

                  (d) Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each respective fiscal year of the Company, copies of the balance sheets of the Company as of the close of such fiscal year and the related statements of income and cash flows of the Company for such fiscal year, in each case, setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by (i) an opinion thereon of independent public accountants of the Company to the effect that such financial statements have been prepared in accordance with GAAP and fairly present the financial conditions and results of operations of the Company and (ii) such accountant's management letter.

                  (e) Additional Information. The Company shall send to each Purchaser, (i) all written materials and other information given to the directors of the Company at the same time such materials are given to the directors and (ii) promptly upon becoming available, copies of all financial statements, reports, notices, press releases, proxy statements and other documents sent by the Company to its stockholders.

                         V. COVENANTS OF THE PURCHASERS

                  SECTION 5.01 Agreement to Take Necessary and Desirable Actions. Each Purchaser shall (a) subject to the satisfaction of the conditions set forth in Section 6.01, execute and deliver such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement the issuance, sale and delivery of the Preferred Shares to the Purchasers in accordance with the terms of this Agreement.

                  SECTION 5.02 Compliance with Conditions; Commercially Reasonable Efforts. Each Purchaser will use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the issuance, sale and delivery of the Preferred Shares to such Purchaser in accordance with the terms of this Agreement.

                  SECTION 5.03 Consents and Approvals. Each Purchaser (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities, and of all other Persons required in connection with the execution, delivery and performance of this Agreement, or the consummation of transactions contemplated hereby and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                            VI. CONDITIONS PRECEDENT

                  SECTION 6.01 Conditions Precedent to the Obligations of the Purchasers in connection with the Closing. With regard to the Closing, the obligations of the Purchasers hereunder are, at their option, subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and all other representations and warranties of the Company shall be true and correct in all material respects, each on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

                  (b) Performance. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

                  (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company.

                  (d) Legal Proceedings. On the Closing Date, no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

                  (e) Governmental Approvals. All necessary governmental and regulatory consents and approvals and necessary third party consents shall have been obtained.

                  (f) No Material Adverse Effect. Except for the effects of the matters disclosed in the Company SEC Filings, there shall have been no Material Adverse Effect since March 29, 2002, the date on which the Company filed its Form 10-K for the year ended December 31, 2001.

                  (g) Opinions of Counsel. The Purchasers shall have received from Hogan & Hartson, L.L.P. and the chief legal officer of the Company two opinions, each dated the Closing Date, substantially in the forms delivered to purchasers of Preferred Stock on March 18, 2002.

                  (h) GECC Waiver. The Purchasers shall have received a copy of a waiver from General Electric Capital Corporation consenting to the issuance of the Preferred Stock and the Warrants to the Constellation Entities.

                  (i) Board Side Letter. The Purchasers shall have received an executed copy the Side Letter dated the date hereof among the Company, the Constellation Entities and certain WCAS Investors (as defined in the Investor Rights Agreement).

                  SECTION 6.02 Conditions Precedent to the Obligations of the Company in Connection with the Closing. With regard to the Closing, the obligations of the Company hereunder are, at its option, subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

                  (c) All Proceedings to Be Satisfactory. All proceedings to be taken by the Purchasers and all waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers.

                  (d) Legal Proceedings. On the Closing Date, no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any Governmental Authority shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

                  (e) Governmental Approvals. All necessary governmental approvals and regulatory approvals and necessary third party consents shall have been obtained.

                  VII. SURVIVAL OF REPRESENTATIONS; INDEMNITY

                  SECTION 7.01 Survival of Representations. Subject as set forth below, all representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive for the period commencing on the date hereof and ending on the second anniversary of the date hereof.

                  SECTION 7.02 General Indemnity. (a) Subject to the terms and conditions of this Article, the Company hereby agrees to indemnify, defend and hold the Purchasers harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "DAMAGES"), asserted against, resulting to, imposed upon or incurred by the Purchasers by reason of or resulting from a breach of any representation, warranty or covenant of the Company contained in or made pursuant to this Agreement.

                  (b) Subject to the terms and conditions of this Article VII, each Purchaser hereby agrees, severally and not jointly, to indemnify, defend and hold the Company harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty or covenant of the Purchaser contained in Section 3 and Section 5 this Agreement.

                  SECTION 7.03 Conditions of Indemnification. The respective several obligations and liabilities of the Purchasers, on the one hand, and the Company, on the other hand (the "INDEMNIFYING PARTY"), to the other (the "PARTY TO BE INDEMNIFIED") under Section 7.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) within 20 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

                  (b) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the Person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the indemnifying party shall be given at least 15 days prior written notice of the effectiveness of any such proposed settlement or compromise;

                  (c) anything in this Section 7.03 to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

                  (d) in connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

                               VIII. MISCELLANEOUS

                  SECTION 8.01 Restrictions on Transfer; Legends. (a) The Purchasers agree that they will not sell, transfer, assign, pledge, encumber, distribute or otherwise dispose of the Warrants or any Warrant Shares (a "TRANSFER") unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (and, in either case, in compliance with all applicable state securities laws).

                  (b) The Company agrees, and the Purchasers understand and consent, that the Company will not cause or permit the Transfer of the Warrants or any Warrant Shares to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by, and has been made in accordance with, (x) the terms of this Agreement and (y) all applicable federal and state securities laws. The Purchasers agree that in connection with any Transfer of the Warrants or any Warrant Shares that is not made pursuant to a registered public offering, the Company may request an opinion of legal counsel reasonably acceptable to the Company stating that such transaction is exempt from registration under all applicable laws. Any Transfer of the Warrants or any Warrant Shares other than in accordance with this Section will be void.

                  (c) From and after the date hereof (and until such time as such securities have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or the holder of such securities shall have requested the issuance of new certificates in writing and delivered to the Company an opinion of legal counsel reasonably acceptable to the Company to such effect), all certificates representing the Warrants and each certificate representing the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate that are held by the Purchasers shall bear legends which shall state the following:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, DISTRIBUTED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SAID ACT AND LAWS OR (B) SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION."

                  SECTION 8.02 Expenses, etc.. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, that, upon execution of this Agreement, the Company shall pay the reasonable and actual legal, due diligence and other reasonable out of pocket costs and expenses of the Purchasers.

                  SECTION 8.03 Survival of Agreements. All covenants, agreements and representations and warranties (except in the case of representations and warranties, as limited in Section 7.01) made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Preferred Shares, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                  SECTION 8.04 Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  if to the Company, to

                           SAVVIS Communications Corporation
                           12851 World Gate Drive
                           Herndon, Virginia 20170
                           Fax: (703) 234-8315
                           Attention: General Counsel

                  with a copy to

                           Hogan & Hartson L.L.P.
                           885 Third Avenue, 26th Floor
                           New York, New York 10022
                           Fax: (212) 918-6100
                           Attention: Christine M. Pallares, Esq.

                  if to the Purchaser to:

                           Constellation Venture Capital II, L.P.
                           383 Madison Avenue
                           28th Floor
                           New York, New York 10179
                           Fax: (212) 272-9256
                           Attention: Ronald Celmer

                  with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New, York, New York 10178
                           Fax: (212) 309-6273
                           Attention: Ira White, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

                  SECTION 8.05 Press Releases and Public Announcements. All public announcements or disclosures relating to this Agreement shall be made only if mutually agreed upon by the Company and the Purchasers except to the extent such disclosure is, in the reasonable good faith opinion of the Company or the Purchasers, required by law or by regulation of any applicable national stock exchange or any SEC recognized trading market or equivalent foreign exchange or trading market; provided that any such required disclosure shall only be made, to the extent consistent with law and regulation of any applicable national stock exchange or SEC recognized trading market or equivalent foreign exchange or trading market, after consultation with and agreement by the Purchasers or the Company as applicable.

                  SECTION 8.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                  SECTION 8.07 Entire Agreement. This Agreement (including the Schedules and Exhibits thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except as set forth in Section 8.10.

                  SECTION 8.08 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Purchasers, and may not be assigned or delegated by the Purchasers without the Company's prior written consent. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 7.02 or as contemplated by this Section 8.08. Any designee or assignee permitted under this Section 8.08 is referred to herein as a "PERMITTED DESIGNEE."

                  SECTION 8.09 Termination. (a) This Agreement may be terminated at any time prior to the Closing:

                  (i) by mutual written agreement of the Company and the Purchasers;

                  (ii) by either the Company or the Purchasers if the Closing shall not have been consummated on or before August 31, 2002, unless extended by mutual agreement or unless the failure to consummate the Closing is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Closing Date; or

                  (iii) by either the Company or the Purchasers if consummation of the transactions contemplated hereby to be consummated on the Closing Date would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction.

                  (b) The party desiring to terminate this Agreement pursuant to
Section 8.09(a)(ii) or (iii) hereof shall promptly give notice of such termination to the other party.

                  (c) If this Agreement is terminated as permitted by this
Section 8.09, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure of either party to perform a covenant of such party in this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.02, 8.03, 8.04, 8.05, 8.06, and
8.10 shall survive any termination hereof pursuant to this Section 8.09.

                  SECTION 8.10 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, by the Company and the Purchasers.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, nor will any waiving of any right power or privilege operate to waive any other subsequent right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 8.12 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and Permitted Designees of such party hereto whether so expressed or not.

                  IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

                                  SAVVIS COMMUNICATIONS CORPORATION

                                  By: /s/ Lane H. Blumenfeld
                                      Name: Lane H. Blumenfeld
                                      Title: Vice President and
                                             Acting General Counsel

                                  CONSTELLATION VENTURE CAPITAL II, L.P.

                                  By: Constellation Ventures Management, L.L.C.,
                                      its General Partner

                                  By: The Bear Stearns Companies, Inc.,
                                      its Managing Member


                                      By: /s/ Clifford H. Friedman
                                          Name: Clifford H. Friedman
                                          Title: SMD

                                  CONSTELLATION VENTURE CAPITAL
                                  OFFSHORE II, L.P.

                                  By: Constellation Ventures Management, L.L.C.,
                                      its General Partner

                                  By: The Bear Stearns Companies, Inc.,
                                      its Managing Member

                                      By: /s/ Clifford H. Friedman
                                          Name: Clifford H. Friedman
                                          Title: SMD

                                  THE BSC EMPLOYEE FUND IV, L.P.

                                  By: Constellation Ventures Management, L.L.C.,
                                      its General Partner

                                  By: The BSCGP, Inc.,
                                      its Managing Member

                                      By: /s/ Clifford H. Friedman
                                          Name: Clifford H. Friedman
                                          Title:   SMD


                                  CVC II PARTNERS, L.L.C.

                                      By: /s/ Clifford H. Friedman
                                          Name: Clifford H. Friedman
                                          Title: SMD

                                     ANNEX I

PURCHASERS                                                    PREFERRED SHARES              PURCHASE PRICE
-----------------------------------------------               ----------------              --------------
Constellation Venture Capital II, L.P.                             10,576                    $ 10,576,000
Constellation Venture Capital Offshore II, L.P.                     5,000                       5,000,000
The BSC Employee Fund IV, L.P.                                      4,190                       4,190,000
CVC II Partners, L.L.C.                                               234                         234,000
                                                                                             ------------
Total                                                                                        $ 20,000,000